Exhibit 99.1

M/I Homes Reports
2016 Second Quarter Results

Columbus, Ohio (July 27, 2016) - M/I Homes, Inc. (NYSE:MHO) announced results for the three months and six months ended June 30, 2016.

2016 Second Quarter Highlights:

•	Net income increased 19% to $15.9 million ($0.52 per diluted share; includes $0.06 per share for stucco-related charges)

•	New contracts increased 23% to 1,354 - a second quarter record

•	Homes delivered increased 13%; average closing price increased 7%

•	Backlog sales value increased 28% to $842 million; backlog units increased 27% to 2,281

For the second quarter of 2016, the Company reported net income of $15.9 million, or $0.52 per diluted share. This compares to net income of $13.4 million, or $0.43 per diluted share, for the second quarter of 2015. The second quarter of 2016 includes a $2.8 million pre-tax charge ($0.06 per diluted share) for stucco-related repairs in certain of our Florida communities. For the six months ended June 30, 2016, the Company reported net income of $25.1 million, or $0.81 per diluted share, compared to net income of $22.9 million, or $0.74 per diluted share, in the same period of 2015. Year-to-date results for 2016 include a $4.9 million pre-tax charge ($0.10 per diluted share) for stucco-related repairs.

New contracts for 2016's second quarter were 1,354, a second quarter record, and an increase of 23% over 2015's second quarter. For the first six months of 2016, new contracts increased 21% to 2,668 from 2,208 in 2015. M/I Homes had 174 active communities at June 30, 2016 compared to 155 at June 30, 2015. The Company's cancellation rate was 14% in the second quarter of both 2016 and 2015. Homes in backlog increased 27% at June 30, 2016 to 2,281 units, with a sales value of $842 million (a 28% increase over last year’s second quarter), and an average sales price of $369,000. At June 30, 2015, the sales value of homes in backlog was $657 million, with an average sales price of $366,000 and backlog units of 1,794. Homes delivered in 2016's second quarter were 1,042 compared to 919 deliveries in 2015's second quarter - a 13% increase. Homes delivered for the six months ended June 30, 2016 increased 17% to 1,918 from 2015's deliveries of 1,636.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Following our strong first quarter results, we had another very good quarter highlighted by record second quarter sales, solid increases in both revenue and profit, and our highest second quarter backlog in 10 years. Our sales for the quarter were particularly strong increasing by 23% over last year; and year-to-date, our sales are 21% better than a year ago. Homes delivered increased 13% and revenue improved by 24%. Our adjusted gross margin (exclusive of stucco-related charges) improved 50 basis points compared to the first quarter. Net income for the quarter improved by 19% and pre-tax income, excluding stucco- related charges, improved by 27%. Our backlog sales value stands at $842 million, 28% higher than last year’s second quarter.”

Mr. Schottenstein continued, “With our strong backlog, along with the planned community openings in the second half of 2016, we are well positioned to have a very solid 2016. Our financial condition remains strong with shareholders’ equity of $621 million and net debt to capital of less than 50%.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through July 2017.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 96,000 homes. The Company’s homes are marketed and sold primarily under the trade names M/I Homes and Showcase Collection (exclusively by M/I Homes), and also currently operates under the name Hans Hagen Homes in its Minneapolis/St. Paul, Minnesota market. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, construction defect, product liability and warranty claims and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Statement of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
New contracts	1,354	1,100	2,668	2,208
Average community count	178	154	177	153
Cancellation rate	14%	14%	13%	14%
Backlog units			2,281	1,794
Backlog value			$842,442	$656,935
Homes delivered	1,042	919	1,918	1,636
Average home closing price	$362	$340	$358	$333

Homebuilding revenue:
Housing revenue	$377,226	$312,112	$686,473	$545,112
Land revenue	14,072	1,810	19,142	23,871
Total homebuilding revenue	$391,298	$313,922	$705,615	$568,983

Financial services revenue	9,949	8,934	20,002	17,032
Total revenue	$401,247	$322,856	$725,617	$586,015

Cost of sales - operations	316,954	252,595	574,971	458,778
Cost of sales - stucco-related charges	2,754	—	4,909	—
Gross margin	$81,539	$70,261	$145,737	$127,237
General and administrative expense	26,830	21,705	49,089	41,039
Selling expense	25,533	22,935	47,799	40,621
Operating income	$29,176	$25,621	$48,849	$45,577
Equity in income of unconsolidated joint ventures	(82)	(14)	(389)	(212)
Interest expense	4,308	3,750	9,573	8,212
Income before income taxes	$24,950	$21,885	$39,665	$37,577
Provision for income taxes	9,034	8,535	14,560	14,659
Net income	$15,916	$13,350	$25,105	$22,918
Preferred dividends	1,219	1,219	2,438	2,438
Net income to common shareholders	$14,697	$12,131	$22,667	$20,480

Earnings per share:
Basic	$0.60	$0.49	$0.92	$0.84
Diluted	$0.52	$0.43	$0.81	$0.74

Weighted average shares outstanding:
Basic	24,669	24,531	24,663	24,523
Diluted	30,077	30,023	30,055	30,002

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	June 30,
	2016	2015
Assets:
Total cash and cash equivalents(1)	$30,000	$26,947
Mortgage loans held for sale	100,379	75,063
Inventory:
Lots, land and land development	563,112	486,895
Land held for sale	11,597	5,754
Homes under construction	487,895	444,855
Other inventory	107,721	103,440
Total Inventory	$1,170,325	$1,040,944

Property and equipment - net	22,154	11,819
Investments in unconsolidated joint ventures	28,160	28,357
Deferred income taxes, net of valuation allowance	47,023	81,054
Other assets	55,113	45,585
Total Assets	$1,453,154	$1,309,769

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$295,125	$226,608
Convertible senior subordinated notes due 2017	56,806	56,231
Convertible senior subordinated notes due 2018	85,069	84,360
Notes payable bank - homebuilding	70,000	105,600
Notes payable - other	8,552	8,230
Total Debt - Homebuilding Operations	$515,552	$481,029

Notes payable bank - financial services operations	92,666	69,681
Total Debt	$608,218	$550,710

Accounts payable	105,669	90,643
Other liabilities	118,755	101,243
Total Liabilities	$832,642	$742,596

Shareholders' Equity	620,512	567,173
Total Liabilities and Shareholders' Equity	$1,453,154	$1,309,769

Book value per common share	$23.13	$21.06
Net debt/net capital ratio(2)	49%	48%

(1)	2016 and 2015 amounts include $2.3 million and $5.2 million of restricted cash and cash held in escrow, respectively.

(2)
Net debt/net capital ratio is calculated as the principal amount outstanding of our total debt minus total cash and cash equivalents, divided by the sum of the principal amount outstanding of our total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Adjusted EBITDA(1)	$37,885	$32,760	$65,118	$59,529

Cash flow provided by (used in) operating activities	$39,416	$(16,934)	$40,472	$(46,210)
Cash used in investing activities	$(2,913)	$(3,183)	$(15,776)	$(4,028)
Cash (used in) provided by financing activities	$(40,586)	$11,932	$(7,229)	$56,476

Land/lot purchases	$45,413	$43,617	$97,386	$94,817
Land development spending	$41,339	$44,546	$73,533	$82,227
Land sale revenue	$14,072	$1,810	$19,142	$23,871
Land sale gross profit	$1,303	$218	$2,032	$5,459

Financial services pre-tax income	$4,852	$4,850	$10,743	$9,843

(1)	See "Non-GAAP Financial Results / Reconciliation" table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliation (2)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Total revenue	$401,247	$322,856	$725,617	$586,015

Gross margin	$81,539	$70,261	$145,737	$127,237
Add: Stucco-related charges	2,754	—	4,909	—
Adjusted gross margin	$84,293	$70,261	$150,646	$127,237

Gross margin percentage	20.3%	21.8%	20.1%	21.7%
Adjusted gross margin percentage	21.0%	21.8%	20.8%	21.7%

Income before income taxes	$24,950	$21,885	$39,665	$37,577
Add: Stucco-related charges	2,754	—	4,909	—
Adjusted income before income taxes	$27,704	$21,885	$44,574	$37,577

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income	$15,916	$13,350	$25,105	$22,918
Add:
Provision for income taxes	9,034	8,535	14,560	14,659
Interest expense net of interest income	3,716	3,265	8,551	7,368
Interest amortized to cost of sales	4,631	3,780	8,175	7,319
Depreciation and amortization	2,966	2,429	5,850	4,735
Non-cash charges	1,622	1,401	2,877	2,530
Adjusted EBITDA	$37,885	$32,760	$65,118	$59,529

(2)
We believe these non-GAAP financial measures are relevant and useful to investors in understanding our operations, and may be helpful in comparing us with other companies in the homebuilding industry to the extent they provide similar information. These non-GAAP financial measures should be used to supplement their respective most directly comparable GAAP financial measures in order to provide a greater understanding of the factors and trends affecting our operations.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2016	2015	Change	2016	2015	Change
Midwest	507	397	28%	1,002	817	23%
Southern	515	407	27%	1,007	821	23%
Mid-Atlantic	332	296	12%	659	570	16%
Total	1,354	1,100	23%	2,668	2,208	21%

HOMES DELIVERED
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2016	2015	Change	2016	2015	Change
Midwest	398	351	13%	720	599	20%
Southern	398	312	28%	748	587	27%
Mid-Atlantic	246	256	(4)%	450	450	—%
Total	1,042	919	13%	1,918	1,636	17%

BACKLOG
	June 30, 2016			June 30, 2015
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Midwest	954	$364	$382,000	723	$268	$371,000
Southern	819	$288	$352,000	684	$252	$368,000
Mid-Atlantic	508	$190	$374,000	387	$137	$355,000
Total	2,281	$842	$369,000	1,794	$657	$366,000

LAND POSITION SUMMARY
	June 30, 2016			June 30, 2015
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Midwest	3,640	4,570	8,210	3,260	4,186	7,446
Southern	4,435	5,119	9,554	4,596	4,653	9,249
Mid-Atlantic	2,395	1,789	4,184	2,559	2,484	5,043
Total	10,470	11,478	21,948	10,415	11,323	21,738